UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2017

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 17, 2017, certain investors in our subsidiary OncoCyte Corporation (“OncoCyte”) exercised 625,000 warrants to purchase OncoCyte common stock at an exercise price of $3.25 per warrant for total exercise cash proceeds to OncoCyte of $2.0 million (the “Warrant exercise”). These warrants had been issued as part of OncoCyte’s financing that was completed on August 29, 2016, during which OncoCyte sold an aggregate of 3,246,153 immediately separable units of one share of OncoCyte common stock and one warrant to purchase one share of OncoCyte common stock. In order to induce the investors to complete this Warrant exercise and, in conjunction with the Warrant exercise, OncoCyte issued new warrants to those investors. One investor received 212,500 warrants with an exercise price of $3.25 per warrant share while the other investors received 200,000 warrants with an exercise price of $5.50 per warrant share (the “New Warrants”).  The New Warrants are exercisable at any time for five years from February 17, 2017.

Broadwood Partners, L.P. exercised 425,000 warrants in the Warrant exercise and was issued 425,000 shares of OncoCyte common stock and 212,500 New Warrants.  Neal C. Bradsher, a director of BioTime, is the President, of Broadwood Capital, Inc., the investment adviser of Broadwood Partners, L.P. Broadwood Partners, L.P. beneficially owns more than 5% of the outstanding common shares of BioTime and OncoCyte.

As a result of the issuance of 625,000 shares of OncoCyte common stock in the Warrant exercise, as of February 17, 2017, BioTime owns less than 50% of the outstanding shares of OncoCyte common stock. Because BioTime’s ownership percentage in OncoCyte has decreased to below 50%, BioTime no longer has a controlling financial interest in OncoCyte and will deconsolidate OncoCyte’s financial statements and results of operations from BioTime’s consolidated financial statements (the “OncoCyte Deconsolidation”), effective February 17, 2017, in accordance with Accounting Standards Codification, or ASC, 810-10-40-4(c), Consolidation.  Beginning on February 17, 2017, we will account for the retained noncontrolling investment in OncoCyte under the equity method of accounting and plan to elect the fair value option under ASC 825-10, Financial Instruments, with subsequent changes in the fair value of the investment recognized in our consolidated statements of operations.

We have included as exhibits to this Report the unaudited pro forma condensed combined balance sheet as of September 30, 2016, derived from our latest unaudited condensed consolidated balance sheet filed in our Quarterly Report on Form 10-Q, and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015.  The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to the OncoCyte Deconsolidation as if the OncoCyte Deconsolidation had occurred on September 30, 2016.  Effective May 13, 2016, BioTime deconsolidated the financial statements of Asterias Biotherapeutics, Inc. (“Asterias”).  The unaudited pro forma statements of operations give effect to the OncoCyte Deconsolidation and the deconsolidation of Asterias (the “Asterias Deconsolidation”) as if both deconsolidations had occurred on January 1, 2015.

Item 9.01	Financial Statements and Exhibits

(a)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as at September 30, 2016

Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2016

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year-Ended December 31, 2015

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(b)	Exhibits

Exhibit Number	Description

99.1	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: February 21, 2017	By	/s/ Russell Skibsted
Chief Financial Officer

Exhibit Number	Description

99.1	Pro Forma Financial Statements